Exhibit 99.2

RISK FACTORS

You should carefully review and consider the following risk factors in evaluating any investment in Creative Realities, Inc. (“Creative Realities”) and the proposed merger (the “Merger”) of Reflect Systems, Inc. (“Reflect”) with and into CRI Acquisition Corporation, a wholly owned subsidiary of Creative Realities, as contemplated by that certain Agreement and Plan of Merger dated November 12, 2021 among such parties (as amended from time to time, the “Merger Agreement”).  The following risk factors of Reflect and/or Creative Realities will also apply to the business and operations of the post-combination company following the completion of the Merger. Since the business of Creative Realities subsequent to completion of the Merger will include the business of Reflect, the risks relating to Reflect’s business, including those included under “Risks Related to Reflect” will apply to the combined company. The occurrence of one or more of the events or circumstances described in these risk factors, alone, or in combination with other events or circumstances, may adversely affect the ability to complete or realize the anticipated benefits of the Merger, and may have a material adverse effect on the business, cash flows, financial condition, and results of operations of the combined company. You should carefully consider the following risk factors. Creative Realities and Reflect may face additional risks and uncertainties that are not presently known to them, or that they currently deem immaterial, which may also impair their businesses or financial condition. The following discussion should be read in conjunction with the financial statements and notes to the financial statements of Creative Realities and Reflect.

RISKS RELATED TO THE MERGER

The parties may not complete the Merger, which could negatively impact Creative Realities’ stock price and future operations.

If the Merger is not completed for any reason, Creative Realities and Reflect may each be subjected to a number of material risks. The price of Creative Realities Shares may decline to the extent that the current market price of the Creative Realities Shares reflects a market assumption that the Merger will be completed. Some costs related to the Merger, such as legal, accounting, filing, printing and mailing, must be paid and expended even if the Merger is not completed. In addition, if the Merger is not completed and the Creative Realities’ Board of Directors determines to seek another merger or business combination, there can be no assurance that the Board of Directors will be able to find a partner willing to agree to more attractive terms than those which have been negotiated for in the Merger.

The shares of common stock of Creative Realities (“Creative Realities Shares”) issuable in the Merger (the “CREX Share Consideration”) will be $4,666,667, with each share valued based on a $2.00 issuance price, which could be below or above the market value of the Creative Realities Shares immediately prior to the Closing.

Reflect and Creative Realities have agreed that the consideration in the Merger (the “Merger Consideration”) will include $4,666,667 payable in Creative Realities Shares, and have agreed that Creative Realities will issue an aggregate of 2,333,334 Creative Realities Shares in the Merger, based upon an issuance price of $2.00 per share. The $2.00 issuance price may be higher or lower than the market price of Creative Realities Shares on the closing date of the Merger. If the $2.00 issuance price is lower than the current market price of the Creative Realities Shares on the closing date of the Merger, Reflect stockholders could have received more Creative Realities Shares if it were paid cash consideration for their Reflect Shares and purchased Creative Realities Shares on the market. Conversely, if the $2.00 issuance price is higher than the current market price of the Creative Realities Shares on the closing date of the Merger, Reflect Stockholders would have received less Creative Realities Shares if it were paid cash consideration for their Reflect Shares and purchased Creative Realities Shares on the market.

If the conditions to the Merger are not met, the Merger may not occur.

Even if the Merger is approved by the stockholders of Reflect and the shareholders of Creative Realities, specified conditions must be satisfied or waived to complete the Merger. Neither Creative Realities nor Reflect can assure you that all the conditions will be satisfied or waived. If the conditions are not satisfied or waived, the Merger may not occur or may be delayed, and Creative Realities and Reflect each may lose some or all the intended benefits of the Merger.

The Merger may not occur if Creative Realities is not satisfied with the results of due diligence regarding Reflect customers.

Creative Realities’ satisfaction with the results of its due diligence regarding Reflect’s customers is a condition that must be satisfied or waived to complete the Merger. Neither Creative Realities nor Reflect can assure you that this condition will be satisfied or waived. If this condition is not satisfied or waived, the Merger may not occur or may be delayed, and Creative Realities and Reflect each may lose some or all the intended benefits of the Merger.

A Reflect stockholder must retain the Creative Realities Shares that such stockholder receives in the Merger for three to three and a half years, or he, she or it will not receive any payment as part of the conditional merger consideration set forth in the Merger Agreement (the “Additional Contingent Merger Consideration”).

Each Reflect stockholder’s right to receive the Additional Contingent Merger Consideration is contingent upon such stockholder’s retention of the Creative Realities Shares issued in the Merger. This retention period will be three years after the closing of the Merger, or three and a half years after the closing of the Merger if Creative Realities is eligible to, and exercises, a six-month extension. If a Reflect stockholder transfers such Creative Realities Shares prior to such date, such stockholder will not be entitled to receive any of the Additional Contingent Merger Consideration (subject to limited exceptions).

The rights to receive the Additional Contingent Merger Consideration are non-transferable and non-tradeable.

Reflect stockholders are not permitted to sell, assign, transfer, pledge, encumber, or in any other manner dispose of their right to receive the Additional Contingent Merger Consideration, in whole or in part, other than in certain limited circumstances. As a result, Reflect stockholders will not realize any value from the Additional Merger Consideration for at least three years, if ever.

The amount of the Additional Contingent Merger Consideration depends on events that are not determinable in advance of the Closing.

Creative Realities has agreed in the Merger Agreement to pay to recipients the Additional Contingent Merger Consideration if the value of the CREX Shares Consideration at the end of a three-year period (such final date, the “Measurement Date”) is less than $6.40 per share, or $7.20 per share if certain Reflect customers collectively achieve (i.e. account for) over 85,000 billable devices online at any time on or before December 31, 2022 (such applicable amount, the “Guaranteed Price”). The Guaranteed Price will increase by $1.00 per share if Creative Realities exercises a six-month extension option, and the Extension Threshold Price (as described below) is less than 80% of the Guaranteed Price.

The Additional Contingent Merger Consideration payable to a Reflect stockholder will be an amount equal to (i) the number of Creative Realities Shares issued in the Merger to the Reflect stockholder, multiplied by (ii) the difference between the Guaranteed Price and the Floor Price. The “Floor Price” means the average closing per share of Creative Realities common stock as reported on Nasdaq (or such NYSE) in the 15 consecutive trading days period ending on the Measurement Date; provided that in the event of delisting from Nasdaq (or NYSE) or a bankruptcy of Creative Realities, the “Floor Price” is $2.00 per share.

The amount of the Additional Contingent Merger Consideration payable to a Reflect stockholder is not currently known, and Reflect stockholders will not be able to realize, or determine the amount of, such consideration until the Measurement Date.

The rights to receive the Additional Contingent Merger Consideration are not guaranteed or secured by any assets of Creative Realities or Reflect, and Reflect stockholders are unsecured creditors with respect to any claims to the Additional Contingent Merger Consideration.

Reflect stockholders, their permitted successors and assigns will have no legal or equitable rights, interests or claims in any property or assets of Creative Realities or Reflect with respect to the payment of any Additional Merger Consideration. Reflect stockholders have no more rights than those of a general unsecured creditor of Creative Realities in the event of any bankruptcy of Creative Realities. As a result, it is unlikely Reflect stockholders would receive the full amount of the Additional Contingent Merger Consideration to which they are entitled upon a bankruptcy or other event in which Creative Realities has insufficient cash to satisfy its obligations to pay the Additional Contingent Merger Consideration, in which cash Reflect stockholders would receive less then, or possibly none, of the Additional Contingent Merger Consideration to which they are entitled under the terms of the Merger Agreement.

Creative Realities may be required to pay the Additional Contingent Merger Consideration after the Measurement Date, which amount may be substantial and could jeopardize Creative Realities’ ability to pay such consideration, and may cause a material adverse effect on Creative Realities’ cash position, liquidity and financial results.

Creative Realities has agreed in the Merger Agreement to pay to recipients the Additional Contingent Merger Consideration if the value of the CREX Shares Consideration at the end of the Measurement Date is less than the Guaranteed Price. The amount of the Additional Contingent Merger Consideration payable to a Reflect stockholder is not currently known, and Creative Realities cannot predict how many Reflect stockholders will be eligible to receive the Additional Contingent Merger Consideration until the Measurement Date. As a result, the amount of the Additional Contingent Merger Consideration, and its impact on the financial position of Creative Realities, is unknown. If each holder of the CREX Shares Consideration retained its shares until the Measurement Date, and the Floor Price of such shares was $2.00 on the Measurement Date, such holders would collectively be entitled to receive an aggregate of $10,266,669.60, or $12,133,333.33 if Reflect customers collectively achieve (i.e. account for) over 85,000 billable devices online at any time on or before December 31, 2022.

Historically, Creative Realities has operated at a working capital deficit and has incurred net losses. Creative Realities has determined that it can continue as a going concern through at least March 31, 2022. However, given its net losses, cash used in operating activities and working capital deficit, Creative Realities has obtained a continued support letter from Slipstream, Creative Realities’ lender, through March 31, 2022. Creative Realities can provide no assurance that its ongoing operational efforts will be successful to provide sufficient capital to pay any Additional Contingent Merger Consideration, and even if successful, such payments would likely have a material adverse effect on Creative Realities’ cash position, liquidity and financial results. If Creative Realities has insufficient cash to pay the Additional Contingent Merger Consideration, it would be required to raise capital or restructure the Additional Contingent Merger Consideration, and there is no guarantee that the terms of such capital raises would be successful, or upon terms acceptable to Creative Realities or Reflect stockholders.

Reflect stockholders will be subject to a right of first refusal in favor of Creative Realities prior to selling a significant amount of Creative Realities Shares, which may delay such stockholders’ ability to sell the CREX Shares Consideration and reduce their net proceeds from such sales.

Before the Measurement Date, if a Reflect stockholder desires to transfer his, her or its CREX Shares Consideration in an amount that exceeds $50,000 in a single transaction, such stockholder must notify Creative Realities of the intent to transfer such shares, and will be deemed to offer to Creative Realities such shares at a purchase price per share equal to the higher of (i) the closing price of Creative Realities’ shares of common stock as reported on Nasdaq on the trading day immediately prior to Creative Realities’ receipt of notice, or (ii) the share price proposed to such Reflect stockholder by an unrelated third-party buyer in an arm’s-length transaction. This may delay or impair the ability of a Reflect stockholder to sell the CREX Shares Consideration on a timely basis and reduce their net proceeds from such sales if the price of the shares goes down in advance of the sale.

Creative Realities’ shareholders may not realize a benefit from the Merger commensurate with the ownership dilution they will experience in connection with the Merger.

The Merger Consideration includes 2,333,334 Creative Realities Shares having an aggregate value of $4,666,667, and the Retention Bonus Plan to be adopted at the closing of the Merger will require Creative Realities to issue Creative Realities Shares having an aggregate value of $666,667. Pursuant to the Retention Bonus Plan, Creative Realities will issue 166,667 Creative Realities Shares at the closing having an aggregate value of $333,334, and additional shares having an aggregate value of $333,333 will be issued on the one-year and two-year anniversaries of the Closing, subject to the terms and conditions of the Retention Bonus Plan. If the combined company is unable to realize the full strategic and financial benefits currently anticipated from the Merger, Creative Realities’ shareholders will have experienced substantial dilution of their ownership interests without receiving any commensurate benefit, or only receiving part of the commensurate benefit to the extent the combined company is able to realize only part of the strategic and financial benefits currently anticipated from the Merger.

Prior to the Merger, Reflect is obligated pursuant to the Merger Agreement to conduct its business and operations in the ordinary course and in accordance in all material respects with past practices, which could limit favorable opportunities available to Reflect, which could adversely affect its business.

Covenants in the Merger Agreement requires Reflect to conduct its business and operations in the ordinary course, which may impede the ability of Reflect to enter into other transactions that are not in the ordinary course of business, pending completion of the Merger. As a result, if the Merger is not completed, Reflect may be at a relative disadvantage to its competitors during that period.

Because the lack of a public market for Reflect Stock makes it difficult to evaluate the fairness of the Merger, the stockholders of Reflect may receive consideration in the Merger that is less than the fair market value of the Reflect Stock, or Creative Realities may pay more than the fair market value of Reflect Stock.

The outstanding Reflect Stock is privately held and is not traded in any public market. The lack of a public market makes it extremely difficult to determine the fair market value of Reflect Stock. Because the Merger Consideration was determined based on negotiations between the parties, it is possible that the value of the Merger Consideration to be received by Reflect stockholders will be less than the fair market value of the Reflect Stock, or Creative Realties may pay more than the aggregate fair market value for the Reflect Stock.

Costs associated with the Merger are difficult to estimate, may be higher than expected, and may harm the financial results of the combined company.

Creative Realities and Reflect will incur substantial direct transaction costs associated with the Merger and additional costs associated with consolidation and integration of operations. If the total costs of the Merger exceed estimates, or the benefits of the Merger do not exceed the total costs of the Merger, Creative Realities’ consolidated financial results could be adversely affected.

The Merger may result in disruption of the existing businesses of Creative Realities and Reflect, distraction of their management teams and diversion of other resources.

The integration of the operations of Creative Realities and Reflect may divert management time and resources from the main businesses of both companies. After the Merger, management will likely be required to spend significant time integrating the operations of Reflect into that of Creative Realities. This diversion of time and resources could cause the combined business to suffer, or a possibly inability or delay to achieving anticipated synergies between the businesses.

Any delay in completion of the Merger may significantly reduce the benefits expected to be obtained from the Merger.

The Merger is subject to approval of the Merger by the Reflect stockholders, the approval of the Creative Realities Proposals by Creative Realities’ shareholders, and subject to a number of other conditions beyond the control of Creative Realities and Reflect that may prevent, delay or otherwise materially adversely affect completion of the Merger. Creative Realities and Reflect cannot predict whether or when these other conditions will be satisfied. Any delay in completing the Merger may significantly reduce the synergies and other benefits that Creative Realities and Reflect expect to achieve if they successfully complete the Merger within the expected timeframe and integrate their respective businesses.

The market price of Creative Realities Shares may decline as a result of the Merger.

The market price of Creative Realities Shares may decline as a result of the Merger if the integration of the businesses of Creative Realities and Reflect is unsuccessful or if the costs of implementing the integration are greater than expected. The market price of Creative Realities Shares also may decline if Creative Realities does not achieve the perceived benefits of the Merger as rapidly or to the extent anticipated by financial or industry analysts, or shareholders, or if the effect of the Merger on Creative Realities’ financial results is not consistent with the expectations of financial or industry analysts, or its shareholders.

Each of Creative Realities, Reflect and the combined company will incur substantial transaction-related costs relating to the Merger.

Creative Realities and Reflect have incurred, and expect to continue to incur, significant non-recurring transaction-related costs associated with completing the Merger and combining the two companies. These fees and costs have been, and will continue to be, substantial. Through December 30, 2021, Creative Realities and Reflect together have incurred approximately $350 in expenses related to completing the Merger and they estimate they will incur additional Merger related expenses of $150 before or in connection with the consummation of the Merger. Non-recurring transaction costs include, but are not limited to, fees paid to legal, financial and accounting advisors, severance and benefit costs, filing fees and printing costs. Additional unanticipated costs may be incurred in the integration of the operations of Creative Realities and Reflect, which may be higher than expected and could have a material adverse effect on the combined company’s financial condition and operating results.

Creative Realities’ ability to use net operating loss and tax credit carryforwards and certain built-in losses to reduce future tax payments is limited by provisions of the Internal Revenue Code and may be subject to further limitation because of prior or future offerings of Creative Realities’ stock or other transactions.

Sections 382 and 383 of the United States Internal Revenue Code of 1986, as amended (the “Code”) contain rules that limit the ability of a company that undergoes an ownership change, which is generally an increase in the ownership percentage of certain stockholders in the stock of a company by more than 50% over a three-year period, to utilize its net operating loss and tax credit carryforwards and certain built-in losses recognized in years after the ownership change. These rules generally operate by focusing on ownership changes involving stockholders owning directly or indirectly 5% or more of the stock of a company and any change in ownership arising from a new issuance of stock by the company. Generally, if an ownership change, as defined by Section 382 of the Code, occurs, the yearly taxable income limitation on the use of net operating loss and tax credit carryforwards and certain built-in losses is equal to the product of the applicable long-term tax-exempt rate and the value of the company’s stock immediately before the ownership change. The Merger will result in such an ownership change. As a result, Creative Realities will not be able to use Reflect’s pre-Merger losses or credit carryovers or certain built-in losses to offset future taxable income in excess of the annual limitations imposed by Sections 382 and 383 of the Code, which may result in the expiration of a portion of Creative Realities’ tax attributes before utilization.

Creative Realities will incur significant increased costs as a result of the completion of the Merger.

Following completion of the Merger, Creative Realities’ operating expenses are likely to increase significantly as Reflect continues to develop and grow its business and Creative Realities will likely be required to pay monthly debt installments with respect to $20-25 million of debt anticipated to be issued in connection with the consummation of a financing transaction to pay the cash portion of the Merger Consideration. The operating expense increases are most likely to be in the areas of sales and marketing, compensation and research and product development. There also may be increases in legal, accounting, insurance and compliance costs. This may have a material adverse impact on the market price of Creative Realities Shares following the Merger. Additionally, the integration of the operations of Creative Realities and Reflect may result in unanticipated costs, which may be higher than expected and could have a material adverse effect on the combined company’s financial condition and operating results.

Creative Realities will not be able to consummate the Merger without obtaining financing.

The Merger Consideration includes $18,666,667 of cash payable by Creative Realities at the Closing, and the cash portion of the Retention Bonus Plan consists of $1,333,333. Currently, Creative Realities does not have sufficient cash on hand or available under its existing credit facility to pay such cash. Creative Realities intends to raise such capital via debt financing by issuing a secured promissory note to a senior lender(s), and convertible promissory notes to an additional lender(s). There is no guarantee that Creative Realities will be able to obtain such financing, and financing alternatives may be considered by Creative Realities, which may or may not be successful to obtain the necessary financing. It is currently contemplated that any financing would include the issuance of Creative Realities Shares as part of the Existing Debt Conversion, and that Creative Realities will likely issue Convertible Securities.

The Existing Debt Conversion, any additional equity financings, as well as the conversion of any convertible promissory notes sold in the contemplated debt financing, or the exercise of any warrants issued in any such financing, may be dilutive to Creative Realities’ shareholders and may be completed at a discount to the then-current market price of Creative Realities Shares. Debt financing, if available, may involve restrictive covenants on operations or pertaining to future financing arrangements.

Creative Realities may fail to realize the anticipated benefits of the Merger.

The success of the Merger will depend, in part, on Creative Realities’ ability to realize the anticipated growth opportunities and synergies from combining Creative Realities and Reflect. The integration of Creative Realities and Reflect will be a time consuming and expensive process and may disrupt their operations if it is not completed in a timely and efficient manner. In addition, Creative Realities may not achieve anticipated synergies or other benefits of the Merger. Following the Merger, Creative Realities and Reflect must operate as a combined company utilizing common information and communication systems, operating procedures, financial controls and human resources practices. The combined company may encounter the following integration difficulties, resulting in costs and delays:

●	failure to successfully manage relationships with customers and other important relationships;

●	failure of customers to continue using the services of the combined company;

●	difficulties in successfully integrating the management teams and employees;

●	challenges encountered in manager larger operations;

●	losses of key employees;

●	failure to manage the growth and growth strategies of Creative Realities and Reflect;

●	diversion of the attention of management from other ongoing business concerns;

●	incompatibility of technologies and systems;

●	impairment charges incurred to write down the carrying amount of intangible assets generated as a result of the Merger; and

●	incompatibility of business cultures.

If the combined company’s operations after the Merger do not meet the expectations of existing or prospective customers of Creative Realities and Reflect, then these customers and prospective customers may cease doing business with the combined company altogether, which would harm its results of operations, financial condition and business prospects. If the management team is not able to develop strategies and implement a business plan that successfully addresses these difficulties, Creative Realities may not realize the anticipated benefits of the Merger.

RISKS RELATED TO CREATIVE REALITIES’ BUSINESS AND INDUSTRY

The ongoing COVID-19 pandemic has had, and may in the future have, a significant adverse impact on Creative Realities’ advertising revenue and also exposes Creative Realities’ business to other risks.

The ongoing COVID-19 pandemic has resulted in authorities implementing numerous preventative measures to contain or mitigate the outbreak of the virus, such as travel bans and restrictions, limitations on business activity, quarantines, and shelter-in-place orders. These measures have caused, and are continuing to cause, business slowdowns or shutdowns in affected areas, both regionally and worldwide, which have significantly impacted Creative Realities business and results of operations.

For example, for the year ended December 31, 2020, Creative Realities revenue declined by $14,141, or 45%, versus the year ended December 31, 2019, as compared to a four-year average revenue growth rate of 29.1% from 2015 to 2019, and represented the first revenue reduction for Creative Realities since its merger with ConeXus World Global, LLC in October 2015. This reduction was driven by a combination of factors, including, but not limited to, a decrease in revenues generated from (1) installation services of $4,962 following a significant increase in suspended, delayed, and cancelled customer projects, initiatives, and capital expenditures as a direct result of the COVID-19 pandemic, (2) management services of $1,186 related to contracts with customers which were partially or permanently closed during the year, and (3) reductions in new customer acquisition, each of which were directly attributable, either in whole or in part, to the COVID-19 pandemic.

While Creative Realities have seen improved revenue generation and customer activity in the second half of 2020 and three quarters of 2021, there can be no assurance that it will not decrease again as a result of the effects of the pandemic. In addition, Creative Realities believes that the pandemic has contributed to an acceleration in the shift of commerce from offline to online, potentially altering customer demand for Creative Realities’ products and services as Creative Realities customers evaluate the most effective approach to capture consumer demand.

The demand for and pricing of Creative Realities services may be materially and adversely impacted by the pandemic for the foreseeable future, and Creative Realities is unable to predict the duration or degree of such impact with any certainty. In addition to the impact on Creative Realities’ installation and managed services business, the pandemic exposes Creative Realities’ business, operations, and workforce to a variety of other risks, including:

●	delays in product development or releases, or reductions in manufacturing production and sales of hardware, as a result of inventory shortages, supply chain or labor shortages, or diversion of Creative Realities efforts and resources to projects related to COVID-19;

●	an inability to recognize revenue, collect payment, or generate future revenue from customers, including from those that have been or may be forced to close their businesses or are otherwise impacted by the economic downturn;

●	significant volatility and disruption of global financial markets, which could negatively impact Creative Realities ability to access capital in the future;

●	negative impact on Creative Realities workforce productivity, product development, and research and development due to difficulties resulting from Creative Realities personnel working remotely;

●	illnesses to key employees, or a significant portion of Creative Realities workforce, which may result in inefficiencies, delays, and disruptions in Creative Realities’ business; and

●	increased volatility and uncertainty in the financial projections Creative Realities use as the basis for estimates used in Creative Realities financial statements.

Any of these developments may adversely affect Creative Realities business, harm Creative Realities’ reputation, or result in legal or regulatory actions against us. The persistence of the COVID-19 pandemic, and the preventative measures implemented to help limit the spread of the illness, have impacted, and will continue to impact, Creative Realities’ ability to operate Creative Realities’ business and may materially and adversely impact Creative Realities’ business, financial condition, and results of operations.

The sale of Creative Realities new Safe Space Solutions products may not be successful.

On April 28, 2020, Creative Realities announced the joint launch of an AI-integrated non-contact temperature inspection kiosk known as the Thermal Mirror with Creative Realities’ partner, InReality, for use by businesses as COVID-19 related workplace restrictions are reduced or eliminated. Although Creative Realities has experience in providing customers digital integration solutions, Creative Realities’ ongoing support of the Thermal Mirror involves the development, marketing, and sales of a new product to new customers involving a joint effort with InReality. The product also uses hardware and technologies that have not been used with Creative Realities other customers. To date, Creative Realities and InReality continued to develop incremental use cases and subsequently launched a suite of Safe Space Solutions products addressing this market, each of which operate consistently with Creative Realities primary business model in that they represent a sale of hardware and a SaaS-based subscription license services contract.

There are several risks involved in such the development, marketing, and sales of such product. First, Creative Realities invested significant time and resources that take away the attention of management that would otherwise be available for ongoing development of Creative Realities’ existing business or to respond to new opportunities. Creative Realities also has limited cash and has expended significant costs in the launch and ongoing support of such product, which may ultimately not be successful. This cash could have been used to support Creative Realities’ other proven business lines. Creative Realities faces significant competition from other COVID-19 related workplace safety solutions, and Creative Realities’ competitors have more capital resources than Creative Realities. The failure to successfully manage these risks in the development, marketing and selling the Safe Space Solutions could have a material, adverse effect on Creative Realities’ business, financial condition, and results of operations.

Creative Realities has generally incurred losses, and may never become or remain profitable.

Except for the second, third and fourth quarters of 2019, Creative Realities has incurred historical net losses. As of and for the year-ended December 31, 2020, Creative Realities had a working capital deficit and negative cash flows from operations. Creative Realities incurred a net loss for the years ended December 31, 2020 and December 31, 2019. While Creative Realities has been able to achieve profitability in certain recent periods, it is uncertain whether Creative Realities will be able to sustain or increase Creative Realities’ profitability in successive periods.

Creative Realities has formulated Creative Realities’ business plans and strategies based on certain assumptions regarding the acceptance of Creative Realities’ business model and the marketing of Creative Realities’ products and services. Nevertheless, Creative Realities’ assessments regarding market size, market share, market acceptance of Creative Realities’ products and services and a variety of other factors may prove incorrect. Creative Realities’ future success will depend upon many factors, including factors beyond Creative Realities’ control and those that cannot be predicted at this time. The ongoing COVID-19 pandemic has also caused a significant increase in suspended, delayed, and cancelled customer projects, initiatives, and capital expenditures, and it is not known when these opportunities will be revived for Creative Realities, if at all.

The digital marketing business is evolving in a rapidly changing market, and Creative Realities cannot ensure the long-term successful operation of Creative Realities’ business or the execution of Creative Realities’ business plan.

The digital marketing technology and solutions are an evolving business offering and the markets in which Creative Realities compete are rapidly changing and the evolution has slowed because of the COVID-19 pandemic. As a result, Creative Realities’ prospects must be considered in light of the risks, expenses and difficulties frequently encountered by growing companies in new and rapidly evolving markets. Creative Realities may be unable to accomplish any of the following, which would materially impact Creative Realities’ ability to implement its business plan:

●	establishing and maintaining broad market acceptance of Creative Realities technology, solutions, services, and platforms, and converting that acceptance into direct and indirect sources of revenue;

●	establishing and maintaining adoption of Creative Realities technology, solutions, services, and platforms in and on a variety of environments, experiences, and device types;

●	timely and successfully developing new technology, solution, service, and platform features, and increasing the functionality and features of Creative Realities’ existing technology, solution, service, and platform offerings;

●	developing technology, solutions, services, and platforms that result in a high degree of customer satisfaction and a high level of end-customer usage;

●	successfully responding to competition, including competition from emerging technologies and solutions;

●	developing and maintaining strategic relationships to enhance the distribution, features, content and utility of Creative Realities’ technology, solutions, services, and platforms;

●	identifying, attracting and retaining talented engineering, network operations, program management, technical services, creative services, and other personnel at reasonable market compensation rates in the markets in which Creative Realities employs such personnel; and

●	integration of acquisitions.

Creative Realities’ business strategy may be unsuccessful, and Creative Realities may be unable to address the risks Creative Realities faces in a cost-effective manner, if at all. If Creative Realities is unable to successfully accomplish these tasks, Creative Realities’ business will be harmed.

Adequate funds for Creative Realities’ operations may not be available, requiring Creative Realities to raise additional financing or else curtail Creative Realities activities significantly.

On February 18, 2021, Creative Realities entered into a securities purchase agreement with an institutional investor which provided for the issuance and sale by Creative Realities of 800,000 shares of Creative Realities’ common stock (the “Shares”), in a registered direct offering (the “Offering”) at a purchase price of $2.50 per Share, for gross proceeds of $2,000. The net proceeds from the Offering after paying estimated offering expenses were approximately $1,835 which Creative Realities intends to use for general corporate purposes. The closing of the Offering occurred on February 22, 2021.

On February 3, 2022, Creative Realities entered into a securities purchase agreement (the “Securities Purchase Agreement”) with a purchaser (the “Purchaser”), pursuant to which Creative Realities agreed to issue and sell to the Purchaser, in a private placement priced at-the-market under Nasdaq rules, (i) 1,315,000 shares (the “Offered Shares”) of the Creative Realities’ common stock, par value $0.01 per share (the “Common Stock”) and accompanying warrants to purchase an aggregate of 1,315,000 shares of Common Stock, and (ii) pre-funded warrants to purchase up to an aggregate of 5,851,505 shares of Common Stock (the “Pre-Funded Warrants”) and accompanying warrants to purchase an aggregate of 5,851,505 shares of Common Stock (the “Private Placement”). The accompanying warrants to purchase Common Stock are referred to herein collectively as the “Common Stock Warrants.” Under the Securities Purchase Agreement, each Share and accompanying warrants to purchase Common Stock are being sold together at a combined price of $1.535, and each Pre-Funded Warrant and accompanying warrants to purchase Common Stock are being sold together at a combined price of $1.5349, for gross proceeds of approximately $11.0 million, before deducting placement agent fees and estimated offering expenses payable by the Company.

Creative Realities may nonetheless be required to raise additional funding through public or private financings, including equity financings, through 2021. Creative Realities has an “at-the-market” offering in place, pursuant to which Creative Realities may direct Roth Capital Partners, Creative Realities’ sale agent, to sell shares of Creative Realities common stock to investors in the market, subject to the terms and conditions of a sales agreement. These sales are dilutive to shareholders. Any additional equity financings may also be dilutive to shareholders and may be completed at a discount to the then-current market price of Creative Realities securities. Debt financing, if available, may involve restrictive covenants on Creative Realities operations or pertaining to future financing arrangements. Nevertheless, Creative Realities may not successfully complete any future equity or debt financing. Adequate funds for Creative Realities operations, whether from financial markets, collaborative or other arrangements, may not be available when needed or on terms attractive to us. If adequate funds are not available, Creative Realities plans to operate Creative Realities business may be adversely affected and Creative Realities could be required to curtail Creative Realities activities significantly and/or cease operating.

Creative Realities does not have sufficient capital to engage in material research and development, which may harm Creative Realities’ long-term growth.

In light of Creative Realities’ limited resources in general, Creative Realities has made no material investments in research and development over the past several years. This conserves capital in the short term. In the long term, as a result of Creative Realities’ failure to invest in research and development, Creative Realities’ technology and product offerings may not keep pace with the market, and Creative Realities may lose any current existing competitive advantage. Over the long term, this may harm Creative Realities’ revenues growth and Creative Realities’ ability to become profitable.

Creative Realities is reliant on the continued support of a related party for adequate financing of its operations.

As of December 27, 2021, Creative Realities’ largest shareholder and investor, Slipstream, is the holder of 100% of Creative Realities outstanding debt instruments including a term loan, , and secured convertible promissory note and has beneficial ownership of approximately 45.8% of Creative Realities common stock (on an as-converted, fully diluted basis including conversion of outstanding warrants, and assuming no other convertible securities, options and warrants are converted or exercised by other parties). Slipstream has also provided Creative Realities with a continued support letter through November 15, 2022. If Creative Realities is unable to extend the maturity or replace Creative Realities’ existing financing agreements in the future, Creative Realities plans to operate Creative Realities’ business may be adversely affected and Creative Realities could be required to curtail Creative Realities’ activities significantly and/or cease operating. Creative Realities is currently in discussions with Slipstream to participate in a financing necessary to raise the capital to consummate the Merger, and, as a result, Creative Realities may issue additional Creative Realities Shares to Slipstream as part of the Existing Debt Conversion, and enter into additional financing arrangements.

Creative Realities expects that there will be significant consolidation in its industry. Creative Realities’ failure or inability to lead that consolidation would have a severe adverse impact on Creative Realities’ access to financing, customers, technology, and human resources.

Creative Realities’ industry is currently composed of a large number of relatively small businesses, no single one of which is dominant or which provides integrated solutions and product offerings incorporating much of the available technology. Accordingly, Creative Realities believes that substantial consolidation may occur in Creative Realities’ industry in the near future. If Creative Realities does not play a positive role in that consolidation, either as a leader or as a participant whose capability is merged in a larger entity, Creative Realities may be left out of this process, with product offerings of limited value compared with those of Creative Realities’ competitors. Moreover, even if Creative Realities leads the consolidation process, the market may not validate the decisions Creative Realities makes in that process.

Creative Realities’ success depends on its interactive marketing technologies achieving and maintaining widespread acceptance in its targeted markets.

Creative Realities’ success will depend to a large extent on broad market acceptance of its interactive marketing technologies among current and prospective customers. Creative Realities’ prospective customers may still not use Creative Realities’ solutions for a number of other reasons, including preference for static advertising, lack of familiarity with Creative Realities’ technology, preference for competing technologies or perceived lack of reliability. Creative Realities believes that the acceptance of its interactive marketing technologies by prospective customers will depend primarily on the following factors:

●	its ability to demonstrate the economic and other benefits attendant to Creative Realities’ interactive marketing technologies;

●	its customers becoming comfortable with using Creative Realities’ interactive marketing technologies; and

●	the reliability of Creative Realities’ interactive marketing technologies.

Creative Realities’ interactive technologies are complex and must meet stringent user requirements. Some undetected errors or defects may only become apparent as new functions are added to Creative Realities’ technologies and products. The need to repair or replace products with design or manufacturing defects could temporarily delay the sale of new products and adversely affect Creative Realities’ reputation. Delays, costs and damage to Creative Realities’ reputation due to product defects could harm its business.

Creative Realities’ financial condition and potential for continued net losses may negatively impact Creative Realities’ relationships with customers, prospective customers and third-party suppliers.

Creative Realities’ financial condition and potential for continued net losses may cause current and prospective customers to defer placing orders with it, to require terms that are less favorable to it, or to place their orders with Creative Realities’ competitors, which could adversely affect Creative Realities’ business, financial condition and results of operations. On the same basis, third-party suppliers may refuse to do business with Creative Realities, or may do so only on terms that are unfavorable to Creative Realities, which also could cause Creative Realities’ expenses to increase.

Because Creative Realities does not have long-term purchase commitments from Creative Realities’ customers, the failure to obtain anticipated orders or the deferral or cancellation of commitments could have adverse effects on Creative Realities’ business.

Creative Realities’ business is characterized by short-term purchase orders and contracts that do not require that purchases be made by Creative Realities’ customers. This makes forecasting sales difficult. The failure to obtain anticipated orders and deferrals or cancellations of purchase commitments because of changes in customer requirements, or otherwise, could have a material adverse effect on Creative Realities’ business, financial condition and results of operations. Creative Realities has experienced such challenges in the past and may experience such challenges in the future.

Creative Realities’ continued growth and financial performance could be adversely affected by the loss of several key customers, including a significant related party customer.

Creative Realities’ largest customers account for a significant portion of Creative Realities’ total revenue on a consolidated basis. Creative Realities had two and one customer(s) that accounted for 27.8% and 18.5% of revenue for the years ended December 31, 2020 and 2019, respectively.

For each of the years ended December 31, 2020 and 2019, Creative Realities had sales of approximately $1.1 million, representing 6.1% and 3.5% of consolidated sales, respectively, with 33 Degrees Convenience Connect, Inc., a related party that is approximately 17.5% owned by a member of Creative Realities senior management (“33 Degrees”).

Decisions by one or more of these key customers to not renew, terminate or substantially reduce their use of Creative Realities’ products, technology, services, and platform could substantially slow Creative Realities’ revenue growth and lead to a decline in revenue. Creative Realities’ business plan assumes continued growth in revenue, and it is unlikely that Creative Realities will become profitable without a continued increase in revenue.

Most of Creative Realities’ contracts are terminable by Creative Realities’ customers with limited notice and without penalty payments, and early terminations could have a material adverse effect on Creative Realities’ business, operating results and financial condition.

Most of Creative Realities’ contracts are terminable by Creative Realities’ customers following limited notice and without early termination payments or liquidated damages due from them. In addition, each stage of a project often represents a separate contractual commitment, at the end of which the customers may elect to delay or not to proceed to the next stage of the project. Creative Realities cannot assure you that one or more of Creative Realities’ customers will not terminate a material contract or materially reduce the scope of a large project. The delay, cancellation or significant reduction in the scope of a large project or a number of projects could have a material adverse effect on Creative Realities’ business, operating results and financial condition.

It is common for Creative Realities’ current and prospective customers to take a long time to evaluate Creative Realities’ products, most especially during economic downturns that affect Creative Realities customers’ businesses, including as a result of the COVID-19 pandemic. The lengthy and variable sales cycle makes it difficult to predict Creative Realities’ operating results.

It is difficult for Creative Realities to forecast the timing and recognition of revenue from sales of Creative Realities products and services because Creative Realities’ actual and prospective customers often take significant time to evaluate Creative Realities’ products before committing to a purchase. Even after making their first purchases of Creative Realities’ products and services, existing customers may not make significant purchases of those products and services for a long period of time following their initial purchases, if at all. The period between initial customer contact and a purchase by a customer may be years with potentially an even longer period separating initial purchases and any significant purchases thereafter. During the evaluation period, prospective customers may decide not to purchase or may scale down proposed orders of Creative Realities’ products for various reasons, including:

●	reduced need to upgrade existing visual marketing systems;

●	introduction of products by Creative Realities competitors;

●	lower prices offered by Creative Realities competitors; and

●	changes in budgets and purchasing priorities.

Creative Realities’ prospective customers routinely require education regarding the use and benefit of Creative Realities’ products. This may also lead to delays in receiving customers’ orders.

Creative Realities’ industry is characterized by frequent technological change. If Creative Realities is unable to adapt Creative Realities’ products and services and develop new products and services to keep up with these rapid changes, Creative Realities will not be able to obtain or maintain market share.

The market for Creative Realities products and services is characterized by rapidly changing technology, evolving industry standards, changes in customer needs, heavy competition and frequent new product and service introductions. If Creative Realities fails to develop new products and services or modify or improve existing products and services in response to these changes in technology, customer demands or industry standards, Creative Realities’ products and services could become less competitive or obsolete.

Creative Realities must respond to changing technology and industry standards in a timely and cost-effective manner. Creative Realities may not be successful in using new technologies, developing new products and services or enhancing existing products and services in a timely and cost-effective manner. Furthermore, even if Creative Realities successfully adapts its products and services, these new technologies or enhancements may not achieve market acceptance.

A portion of Creative Realities’ business involves the use of software technology that it has developed or licensed. Industries involving the ownership and licensing of software-based intellectual property are characterized by frequent intellectual-property litigation, and Creative Realities could face claims of infringement by others in the industry. Such claims are costly and add uncertainty to Creative Realities’ operational results.

A portion of Creative Realities’ business involves ownership and licensing of software. This market space is characterized by frequent intellectual property claims and litigation. Creative Realities could be subject to claims of infringement of third-party intellectual-property rights resulting in significant expense and the potential loss of Creative Realities’ own intellectual property rights. From time to time, third parties may assert copyright, trademark, patent or other intellectual property rights to technologies that are important to Creative Realities’ business. Any litigation to determine the validity of these claims, including claims arising through Creative Realities’ contractual indemnification of Creative Realities’ business partners, regardless of their merit or resolution, would likely be costly and time consuming and divert the efforts and attention of Creative Realities’ management and technical personnel. If any such litigation resulted in an adverse ruling, Creative Realities could be required to:

●	pay substantial damages;

●	cease the development, use, licensing or sale of infringing products;

●	discontinue the use of certain technology; or

●	obtain a license under the intellectual property rights of the third party claiming infringement, which license may not be available on reasonable terms or at all.

Creative Realities’ proprietary platform architectures and data tracking technology underlying certain of Creative Realities’ services are complex and may contain unknown errors in design or implementation that could result in system performance failures or inability to scale.

The platform architecture, data tracking technology and integration layers underlying Creative Realities’ proprietary platforms, Creative Realities contract administration, procurement, timekeeping, content and network management, network services, device management, virtualized services, software automation and other tools, and back-end services are complex and include specially developed software and code. This software and code are developed internally, licensed from third parties, or integrated by in-house personnel and third parties. Any of the system architecture, system administration, integration layers, software or code may contain errors, or may be implemented or interpreted incorrectly, particularly when they are first introduced or when new versions or enhancements to Creative Realities’ tools and services are released. Consequently, Creative Realities’ systems could experience performance failure, or it may be unable to scale its systems, which may:

●	adversely impact Creative Realities’ relationship with customers and others who experience system failure, possibly leading to a loss of affected and unaffected customers;

●	increase Creative Realities’ costs related to product development or service delivery; or

●	adversely affect Creative Realities’ revenues and expenses.

Creative Realities’ business may be adversely affected by malicious applications that interfere with, or exploit security flaws in, its products and services.

Creative Realities’ business may be adversely affected by malicious applications that make changes to its customers’ computer systems and interfere with the operation and use of Creative Realities’ products or products that impact its business. These applications may attempt to interfere with Creative Realities’ ability to communicate with Creative Realities customers’ devices. The interference may occur without disclosure to or consent from Creative Realities’ customers, resulting in a negative experience that its customers may associate with Creative Realities’ products and services. These applications may be difficult or impossible to uninstall or disable, may reinstall themselves and may circumvent other applications’ efforts to block or remove them. The ability to provide customers with a superior interactive marketing technology experience is critical to Creative Realities’ success. If Creative Realities’ efforts to combat these malicious applications fail, or if its products and services have actual or perceived vulnerabilities, there may be claims based on such failure or Creative Realities’ reputation may be harmed, which would damage Creative Realities’ business and financial condition.

Creative Realities compete with other companies that have more resources, which puts Creative Realities at a competitive disadvantage.

The market for interactive marketing technologies is generally highly competitive and Creative Realities expects competition to increase in the future. Some of Creative Realities’ competitors or potential competitors may have significantly greater financial, technical and marketing resources than Creative Realities does. These competitors may be able to respond more rapidly than Creative Realities can to new or emerging technologies or changes in customer requirements. They may also devote greater resources to the development, promotion and sale of their products than Creative Realities.

Creative Realities expects competitors to continue to improve the performance of their current products and to introduce new products, services and technologies. Successful new product and service introductions or enhancements by Creative Realities’ competitors could reduce sales and the market acceptance of Creative Realities’ products and services, cause intense price competition or make Creative Realities’ products and services obsolete. To be competitive,

Creative Realities must continue to invest significant resources in research and development, sales and marketing and customer support. If Creative Realities does not have sufficient resources to make these investments or are unable to make the technological advances necessary to be competitive, Creative Realities’ competitive position will suffer. Increased competition could result in price reductions, fewer customer orders, reduced margins and loss of market share. Creative Realities’ failure to compete successfully against current or future competitors could adversely affect Creative Realities business and financial condition.

Creative Realities’ future success depends on key personnel and its ability to attract and retain additional personnel.

Creative Realities’ key personnel includes:

●	Rick Mills, Creative Realities Chief Executive Officer;

●	Will Logan, Creative Realities Chief Financial Officer; and

●	Mike McKim, Creative Realities Vice President of Operations

If Creative Realities fails to retain its key personnel or to attract, retain and motivate other qualified employees, its ability to maintain and develop business may be adversely affected. Creative Realities’ future success depends significantly on the continued service of key technical, sales and senior management personnel and their ability to execute Creative Realities’ growth strategy. The loss of the services of these key employees could harm Creative Realities’ business. Creative Realities may be unable to retain its employees or to attract, assimilate and retain other highly qualified employees who could migrate to other employers who offer competitive or superior compensation packages.

Creative Realities is subject to cyber security risks and interruptions or failures in Creative Realities information technology systems and will likely need to expend additional resources to enhance Creative Realities’ protection from such risks. Notwithstanding Creative Realities’ efforts, a cyber incident could occur and result in information theft, data corruption, operational disruption and/or financial loss.

Creative Realities depends on digital technologies to process and record financial and operating data and rely on sophisticated information technology systems and infrastructure to support its business, including process control technology. At the same time, cyber incidents, including deliberate attacks, have increased. The U.S. government has issued public warnings that indicate that energy assets might be specific targets of cyber security threats. Creative Realities’ technologies, systems and networks and those of its vendors, suppliers and other business partners may become the target of cyberattacks or information security breaches that could result in the unauthorized release, gathering, monitoring, misuse, loss or destruction of proprietary and other information, or other disruption of business operations. In addition, certain cyber incidents, such as surveillance, may remain undetected for an extended period. Creative Realities’ systems for protecting against cyber security risks may not be sufficient. As the sophistication of cyber incidents continues to evolve, Creative Realities will likely be required to expend additional resources to continue to modify or enhance its protective measures or to investigate and remediate any vulnerability to cyber incidents. Additionally, any of these systems may be susceptible to outages due to fire, floods, power loss, telecommunications failures, usage errors by employees, computer viruses, cyber-attacks or other security breaches or similar events. The failure of any of Creative Realities’ information technology systems may cause disruptions in its operations, which could adversely affect its revenues and profitability.

Creative Realities’ reliance on information management and transaction systems to operate its business exposes Creative Realities to cyber incidents and hacking of sensitive information if Creative Realities’ outsourced service provider experiences a security breach.

Effective information security internal controls are necessary for Creative Realities to protect sensitive information from illegal activities and unauthorized disclosure in addition to denial of service attacks and corruption of Creative Realities’ data. In addition, Creative Realities relies on the information security internal controls maintained by Creative Realities’ outsourced service provider. Breaches of Creative Realities’ information management system could also adversely affect Creative Realities’ business reputation. Finally, significant information system disruptions could adversely affect Creative Realities’ ability to effectively manage operations or reliably report results.

Because Creative Realities’ technology, products, platform, and services are complex and are deployed in and across complex environments, they may have errors or defects that could seriously harm Creative Realities’ business.

Creative Realities’ technology, proprietary platforms, products and services are highly complex and are designed to operate in and across data centers, large and complex networks, and other elements of the digital media workflow that Creative Realities does not own or control. On an ongoing basis, Creative Realities needs to perform proactive maintenance services on its platform and related software services to correct errors and defects. In the future, there may be additional errors and defects in Creative Realities’ software that may adversely affect its services. Creative Realities may not have in place adequate reporting, tracking, monitoring, and quality assurance procedures to ensure that Creative Realities detects errors in Creative Realities software in a timely manner. If Creative Realities is unable to efficiently and cost-effectively fix errors or other problems that may be identified, or if there are unidentified errors that allow persons to improperly access Creative Realities’ services, Creative Realities could experience loss of revenues and market share, damage to Creative Realities reputation, increased expenses and legal actions by Creative Realities’ customers.

Creative Realities may have insufficient network or server capacity, which could result in interruptions in its services and loss of revenues.

Creative Realities’ operations are dependent in part upon: network capacity provided by third-party telecommunications networks; data center services provider owned and leased infrastructure and capacity; Creative Realities’ dedicated and virtualized server capacity located at its data center services provider partner and a geo-redundant micro-data center location; and Creative Realities’ own infrastructure and equipment. Collectively, this infrastructure, equipment, and capacity must be sufficiently robust to handle all of Creative Realities customers’ web-traffic, particularly in the event of unexpected surges in high-definition video traffic and network services incidents. Creative Realities (and Creative Realities service providers) may not be adequately prepared for unexpected increases in bandwidth and related infrastructure demands from customers. In addition, the bandwidth Creative Realities has contracted to purchase may become unavailable for a variety of reasons, including payment disputes, outages, or such service providers going out of business. Any failure of these service providers or Creative Realities’ own infrastructure to provide the capacity Creative Realities requires, due to financial or other reasons, may result in a reduction in, or interruption of, service to Creative Realities customers, leading to an immediate decline in revenue and possible additional decline in revenue as a result of subsequent customer losses.

Creative Realities’ business operations are susceptible to interruptions caused by events beyond Creative Realities’ control.

Creative Realities’ business operations are susceptible to interruptions caused by events beyond its control. Creative Realities is vulnerable to the following potential problems, among others:

●	its platform, technology, products, and services and underlying infrastructure, or that of Creative Realities’ key suppliers, may be damaged or destroyed by events beyond Creative Realities’ control, such as fires, earthquakes, floods, power outages or telecommunications failures;

●	Creative Realities and its customers and/or partners may experience interruptions in service as a result of the accidental or malicious actions of Internet users, hackers or current or former employees;

●	Creative Realities may face liability for transmitting viruses to third parties that damage or impair access to computer networks, programs, data or information. Eliminating computer viruses and alleviating other security problems may require interruptions, delays or cessation of service to Creative Realities’ customers; and

●	failure of Creative Realities’ systems or those of its suppliers may disrupt service to Creative Realities customers (and from Creative Realities customers to their customers), which could materially impact Creative Realities’ operations (and the operations of Creative Realities customers), adversely affect Creative Realities’ relationships with customers and lead to lawsuits and contingent liability.

The occurrence of any of the foregoing could result in claims for consequential and other damages, significant repair and recovery expenses and extensive customer losses and otherwise have a material adverse effect on Creative Realities’ business, financial condition and results of operations.

The markets in which Creative Realities operates are rapidly emerging, and Creative Realities may be unable to compete successfully against existing or future competitors to its business.

The markets in which Creative Realities operates are becoming increasingly competitive. Creative Realities’ current competitors generally include general digital signage companies, specialized digital signage operators targeting certain vertical markets (e.g., financial services), content management software companies, and integrators and vertical solution providers who develop single implementations of content distribution, digital marketing technology, and related services. These competitors, including future new competitors who may emerge, may be able to develop a comparable or superior solution capabilities, software platform, technology stack, and/or series of services that provide a similar or more robust set of features and functionality than the technology, products and services Creative Realities offers. If this occurs, Creative Realities may be unable to grow as necessary to make Creative Realities’ business profitable.

Whether or not Creative Realities has superior products, many of these current and potential future competitors have longer operating histories in their current respective business areas and greater market presence, brand recognition, engineering and marketing capabilities, and financial, technological and personnel resources than Creative Realities. Existing and potential competitors with an extended operating history, even if not directly related to Creative Realities’ business, have an inherent marketing advantage because of the reluctance of many potential customers to entrust key operations to a company that may be perceived as new, inexperienced or unproven. In addition, Creative Realities’ existing and potential future competitors may be able to use their extensive resources to:

●	develop and deploy new products and services more quickly and effectively than Creative Realities can;

●	develop, improve and expand their platforms and related infrastructures more quickly than Creative Realities can;

●	reduce costs, particularly hardware costs, because of discounts associated with large volume purchases and longer-term relationships and commitments;

●	offer less expensive products, technology, platform, and services as a result of a lower cost structure, greater capital reserves or otherwise;

●	adapt more swiftly and completely to new or emerging technologies and changes in customer requirements;

●	take advantage of acquisition and other opportunities more readily; and

●	devote greater resources to the marketing and sales of their products, technology, platform, and services.

If Creative Realities is unable to compete effectively in various markets, or if competitive pressures place downward pressure on the prices at which Creative Realities offers its products and services, Creative Realities’ business, financial condition and results of operations may suffer.

RISKS RELATED TO CREATIVE REALITIES COMMON STOCK

The variable sales cycle of some of Creative Realities’ products make it difficult to predict operating results.

Creative Realities’ revenues in any quarter depend substantially upon contracts signed and the related shipment and installation or delivery of hardware and software products in that quarter. It is therefore difficult for Creative Realities to accurately predict revenues and this difficulty also will affect Creative Realities. It is difficult to forecast the timing of large individual hardware and software sales with a high degree of certainty due to the extended length of the sales cycle and the generally more complex contractual terms that may be associated with Creative Realities’ products that could result in the deferral of some or all of the revenue to future periods.

Accordingly, large individual sales have sometimes occurred in quarters subsequent to when Creative Realities anticipated or not at all. If Creative Realities receives any significant cancellation or deferral of customer orders, or it is unable to conclude license negotiations by the end of a fiscal quarter, Creative Realities’ operating results may be lower than anticipated. In addition, any weakening or uncertainty in the economy may make it more difficult for Creative Realities to predict quarterly results in the future, and could negatively impact Creative Realities’ business, operating results and financial condition for an indefinite period of time.

Creative Realities’ largest shareholder possesses controlling voting power with respect to Creative Realities common stock, and is Creative Realities’ senior secured lender, which will limit your influence on corporate matters.

Creative Realities’ largest shareholder, Slipstream, has beneficial ownership of 6,515,390 shares of Creative Realities common stock, including common shares that are beneficially owned by its affiliate Slipstream Funding, LLC, and is Creative Realities’ senior secured lender. In addition, Creative Realities may pay off certain of its outstanding principal and interest owed to Slipstream in shares of its common stock, including as part of the Existing Debt Conversion, which would increase the number of shares beneficially owned by Slipstream. These shares represent beneficial ownership of approximately 45.8% of Creative Realities common stock (on an as-converted basis including conversion of outstanding warrants) as of December 27, 2021. As a result, Slipstream has significant influence on Creative Realities management and affairs, including the election and removal of Creative Realities Board of Directors and all other matters requiring shareholder approval, including the future merger, consolidation or sale of all or substantially all of Creative Realities’ assets. Creative Realities is currently in discussions with Slipstream to participate in a financing necessary to raise the capital to consummate the Merger, and as result, Creative Realities may issue additional Creative Realities Shares to Slipstream as part of the Existing Debt Conversion, and enter into additional financing arrangements, which would likely increase the beneficial ownership of Slipstream. This shareholder and lender position could discourage others from initiating any potential merger, takeover or other change-of-control transaction that may otherwise be beneficial to Creative Realities shareholders. Furthermore, this concentrated ownership will limit the practical effect of your participation in Creative Realities’ matters, through shareholder votes and otherwise.

The Articles of Incorporation grant Creative Realities’ Board of Directors the power to issue additional shares of common and preferred stock and to designate other classes of preferred stock, all without shareholder approval.

Creative Realities’ authorized capital consists of 250 million shares of capital stock, 50 million of which is undesignated preferred stock. Pursuant to authority granted by Creative Realities Articles of Incorporation, Creative Realities Board of Directors, without any action by Creative Realities shareholders, may designate and issue shares in such classes or series (including other classes or series of preferred stock) as it deems appropriate and establish the rights, preferences and privileges of such shares, including dividends, liquidation and voting rights, provided it is consistent with Minnesota law. The rights of holders of other classes or series of stock that may be issued could be superior to the rights of holders of Creative Realities common shares. The designation and issuance of shares of capital stock having preferential rights could adversely affect other rights appurtenant to shares of Creative Realities common stock. Furthermore, any issuances of additional stock (common or preferred) will dilute the percentage of ownership interest of then-current holders of Creative Realities capital stock and may dilute Creative Realities book value per share.

Creative Realities does not intend to pay dividends on Creative Realities common stock for the foreseeable future.

Creative Realities does not plan to pay dividends on Creative Realities common stock for the foreseeable future. Earnings of the business will be reinvested in future growth strategies or utilized to repay outstanding debt.

Creative Realities does not have significant tangible assets that could be sold upon liquidation.

Creative Realities has nominal tangible assets. As a result, if Creative Realities become insolvent or otherwise must dissolve, there will be no tangible assets to liquidate and no corresponding proceeds to disburse to Creative Realities shareholders. If Creative Realities become insolvent or otherwise must dissolve, shareholders will likely not receive any cash proceeds on account of their shares.

Creative Realities can provide no assurance that its securities will continue to meet Nasdaq listing requirements. If Creative Realities fails to comply with the continuing listing standards of the Nasdaq, Creative Realities’ securities could be delisted.

If Creative Realities fails to comply with the continuing listing standards of the Nasdaq, Creative Realities’ securities could be delisted. A failure to remain listed on Nasdaq could have a material adverse effect on the liquidity and price of Creative Realities’ common stock and warrants.

GENERAL CREATIVE REALITIES RISK FACTORS

Unpredictability in financing markets could impair Creative Realities’ ability to grow its business through acquisitions.

Creative Realities anticipates that opportunities to acquire similar businesses will materially depend on, among other things, the availability of financing alternatives with acceptable terms. As a result, poor credit and other market conditions or uncertainty in financial markets could materially limit Creative Realities’ ability to grow through acquisitions since such conditions and uncertainty make obtaining financing more difficult.

Because Creative Realities has limited resources, it may not have in place various processes and protections common to more mature companies and may be more susceptible to adverse events.

Creative Realities has limited resources as a result of, among other things, significant restructuring and integration costs incurred in connection with prior acquisition activities. As a result, Creative Realities may not have in place systems, processes and protections that many of Creative Realities’ competitors have or that may be essential to protect against various risks. For example, Creative Realities has in place only limited resources and processes addressing human resources, timekeeping, data protection, business continuity, personnel redundancy, and knowledge institutionalization concerns. As a result, Creative Realities is at risk that one or more adverse events in these and other areas may materially harm Creative Realities’ business, balance sheet, revenues, expenses or prospects.

General global market and economic conditions may have an adverse impact on Creative Realities’ operating performance and results of operations.

Creative Realities’ business has been and could continue to be affected by general global economic and market conditions. Any downturn in the United States and worldwide economy could have a negative effect on Creative Realities’ operating results, including a decrease in revenue and operating cash flow. To the extent its customers are unable to profitably leverage various forms of digital marketing technology and solutions, and/or the content Creative Realities creates, delivers and publishes on their behalf, they may reduce or eliminate their purchase of Creative Realities products and services. Such reductions in traffic would lead to a reduction in Creative Realities’ revenues. Additionally, in a down-cycle economic environment, Creative Realities may experience the negative effects of increased competitive pricing pressure, customer loss, slowdown in commerce over the Internet and corresponding decrease in traffic delivered over Creative Realities network and failures by Creative Realities customers to pay amounts owed to Creative Realities on a timely basis or at all. Suppliers on which Creative Realities relies for equipment, field services, servers, bandwidth, co-location and other services could also be negatively impacted by economic conditions that, in turn, could have a negative impact on Creative Realities’ operations or revenues. Flat or worsening economic conditions may harm Creative Realities’ operating results and financial condition.

In addition, Creative Realities’ business could be adversely affected by the effects of a widespread outbreak of contagious disease, including the recent outbreak of the COVID-19 respiratory illness. A significant outbreak of contagious diseases in the human population could result in a widespread health crisis that could adversely affect the economies and financial markets of many countries, resulting in an economic downturn that could affect demand for Creative Realities’ products, its ability to collect against existing trade receivables and its operating results. Specifically, such event may cause Creative Realities, its customers or suppliers to temporarily suspend operations in the affected city or country, and customers may suspend or terminate capital improvements including in-store digital deployments or refresh projects, all of which may have a material adverse effect on Creative Realities’ business.

Significant issuances of Creative Realities common stock or common stock derivatives, or the perception that significant issuances may occur in the future, could adversely affect the market price for Creative Realities common stock.

Significant actual or perceived potential future issuance of Creative Realities common stock or common stock derivatives could adversely affect the market price of Creative Realities common stock. Generally, issuances of substantial amounts of common stock or common stock derivatives in the public market, and the availability of shares for future sale, could adversely affect the prevailing market price of Creative Realities common stock and could cause the market price of Creative Realities common stock to remain low for a substantial amount of time.

Creative Realities cannot foresee the impact of potential securities issuances of common shares or common stock derivatives on the market for Creative Realities common stock, but it is possible that the market for Creative Realities shares may be adversely affected, perhaps significantly. It is also unclear whether or not the market for Creative Realities common stock could absorb a large number of attempted sales in a short period of time, regardless of the price at which they might be offered.

There may not be an active market for shares of Creative Realities common stock.

In general, there has been minimal trading volume in Creative Realities common stock. Small trading volumes would likely make it difficult for Creative Realities shareholders to sell their shares as and when they choose. Furthermore, small trading volumes are generally understood to depress market prices. As a result, you may not always be able to resell shares of Creative Realities common stock publicly at the time and prices that you feel are fair or appropriate.

RISKS RELATED TO REFLECT

RISKS RELATED TO REFLECT’S BUSINESS AND INDUSTRY

The ongoing COVID-19 pandemic has had, and may in the future have, a significant adverse impact on Reflect’s advertising revenue and also exposes Reflect’s business to other risks.

The ongoing COVID-19 pandemic has resulted in governmental authorities implementing numerous preventative measures to contain or mitigate the outbreak of the virus, such as travel bans and restrictions, limitations on business activity, quarantines, and shelter-in-place orders. These measures have caused, and are continuing to cause, business slowdowns or shutdowns in affected areas, both regionally and worldwide, which have significantly impacted Reflect’s business and results of operations.

For example, for the year ended December 31, 2020, Reflect’s revenue declined by $4,125,812, or 25.5%, versus the year ended December 31, 2019. This reduction was driven by a combination of factors, including, but not limited to, a decrease in revenues generated from key customers from new projects and a significant decline in revenue from Reflect’s media business, each of which were directly attributable, either in whole or in part, to the COVID-19 pandemic.

While Reflect has seen improved revenue generation and customer activity in 2021, there can be no assurance that it will not decrease again as a result of the effects of the pandemic. In addition, Reflect believes that the pandemic has contributed to an acceleration in the shift of commerce from offline to online, potentially altering customer demand for Reflect’s products and services as Reflect’s customers evaluate the most effective approach to capture consumer demand.

The demand for and pricing of Reflect’s services may be materially and adversely impacted by the COVID-19 pandemic for the foreseeable future, and Reflect is unable to predict the duration or degree of such impact with any certainty. In addition to the impact on Reflect’s software and services business, the pandemic exposes Reflect’s business, operations, and workforce to a variety of other risks, including:

●	delays in product development or releases, or reductions in manufacturing production and sales of hardware, as a result of inventory shortages, supply chain or labor shortages, or diversion of Reflect’s efforts and resources to activities related to COVID-19;

●	Reflect’s inability to recognize revenue, collect payment, or generate future revenue from customers, including from those that have been or may be forced to close their businesses or are otherwise impacted by the economic downturn;

●	significant volatility and disruption of global financial markets, which could negatively impact Reflect’s ability to access capital in the future;

●	illnesses to key employees, or a significant portion of Reflect’s workforce, which may result in inefficiencies, delays, and disruptions in Reflect’s business; and

●	increased volatility and uncertainty in the financial projections Reflect uses as the basis for estimates used in Reflect’s financial statements.

Any of these developments may adversely affect Reflect’s business, harm Reflect’s reputation, or result in legal or regulatory actions against Reflect. The persistence of COVID-19, and the preventative measures implemented to help limit the spread of the illness, have impacted, and will continue to impact, Reflect’s ability to operate Reflect’s business and may materially and adversely impact Reflect’s business, financial condition, and results of operations.

Reflect may experience fluctuations in its operating results, which could make Reflect’s future operating results difficult to predict.

Reflect’s quarterly and annual operating results have fluctuated in the past, and Reflect expects its future operating results to fluctuate due to a variety of factors, many of which are beyond its control. Reflect’s liquidity and revenue can fluctuate quarter to quarter as certain of Reflect’s customers have seasonal marketing spends. The varying nature of Reflect’s pricing mix between periods, customers and products may also make it more difficult for Reflect to forecast Reflect’s future operating results. Further, these factors may make it more difficult to make comparisons between prior, current and future periods. As a result, period-to-period comparisons of Reflect’s operating results should not be relied upon as an indication of Reflect’s future performance.

In addition, the following factors may cause Reflect’s operating results to fluctuate:

●	Reflect’s ability to attract larger customers and retain and increase sales to existing customers;

●	competitive pressure forcing Reflect to alter pricing policies in ways that could negatively impact profitability;

●	the seasonal budgeting cycles and internal marketing budgeting and strategic purchasing priorities of Reflect’s customers;

●	Reflect’s ability to continue to develop and offer products and solutions that are superior to those of Reflect’s competitors;

●	Reflect’s ability to develop its existing platform and introduce new solutions on its platform;

●	Reflect’s ability to retain and attract top talent;

●	Reflect’s ability to anticipate or respond to changes in the competitive landscape or to improvements in the functionality of competing solutions that reduce or eliminate one or more of Reflect’s competitive advantages;

●	Reflect’s ability to maintain and expand Reflect’s relationships with data centers and strategic third-party technology vendors, who provide computing capacity, servers, bandwidth, cooling and physical cyber security services on which Reflect’s platform operates;

●	Reflect’s ability to successfully expand Reflect’s business internationally;

●	the emergence of significant privacy, data protection, security or other threats, regulations or requirements applicable to Reflect’s business and shifting views and behaviors of consumers concerning use of data and data privacy;

●	extraordinary expenses, such as litigation or other dispute-related settlement payments; and

●	future accounting pronouncements or changes in Reflect’s accounting policies.

Any one of the factors referred to above or the cumulative effect of any combination of factors referred to above may result in Reflect’s operating results being below Reflect’s expectations, or may result in significant fluctuations in Reflect’s quarterly and annual operating results. This variability and unpredictability could result in Reflect’s failure to meet its business plan.

Disruption to Reflect’s supply chain could adversely affect its business.

Reflect’s ability to sell hardware products may be impaired by capabilities of its suppliers, logistics service providers or independent distributors. This damage or disruption could result from execution issues, as well as factors that are hard to predict or beyond Reflect’s control, such as increased temperatures due to climate change, extreme weather events, natural disasters, product or raw material scarcity, fire, terrorism, pandemics (such as the COVID-19 pandemic), strikes, labor shortages, cybersecurity breaches, government shutdowns, disruptions in logistics, supplier capacity constraints or other events. Failure to take adequate steps to mitigate the likelihood or potential impact of such events, or to effectively manage such events if they occur, may adversely affect Reflect’s business or financial results, particularly in circumstances when a product is sourced from a single supplier or location. Disputes with significant suppliers, contract manufacturers, logistics service providers or independent distributors, including disputes regarding pricing or performance, may also adversely affect Reflect’s ability to sell hardware products (on a timely basis or at all), and ultimately its digital platform services, which could result in a decrease in revenue and could have a material adverse effect on Reflect’s business or financial results.

Reflect’s digital signage business is evolving in a rapidly changing market and Reflect cannot ensure the long-term successful operation of its business or the execution of its business plan.

Reflect’s digital signage technology and solutions are an evolving business offering and the markets in which Reflect competes are rapidly changing. As a result, Reflect’s prospects must be considered in light of the risks, expenses and difficulties frequently encountered by growing companies in new and rapidly evolving markets. Reflect may be unable to accomplish any of the following, which would materially impact Reflect’s ability to implement its business plan:

●	establishing and maintaining broad market acceptance of Reflect’s technology, solutions, services, and platforms, and converting that acceptance into direct and indirect sources of revenue;

●	establishing and maintaining adoption of Reflect’s technology, solutions, services, and platforms in and on a variety of environments, experiences, and device types;

●	timely and successfully developing new technology, solution, service, and platform features, and increasing the functionality and features of Reflect’s existing technology, solution, service, and platform offerings;

●	developing technology, solutions, services, and platforms that result in a high degree of customer satisfaction and a high level of end-customer usage;

●	successfully responding to competition, including competition from emerging technologies and solutions;

●	developing and maintaining strategic relationships to enhance the distribution, features, content and utility of Reflect’s technology, solutions, services and platforms; and

●	identifying, attracting and retaining talented engineering, network operations, program management, technical services, creative services, and other personnel at reasonable market compensation rates in the markets in which Reflect employs such personnel.

Reflect’s business strategy may be unsuccessful, and Reflect may be unable to address the risks Reflect faces in a cost-effective manner, if at all. If Reflect is unable to successfully accomplish these tasks, its business may be harmed.

Reflect expects that there will be significant consolidation in Reflect’s industry. Reflect’s failure to participate in that consolidation could have a severe adverse impact on Reflect’s access to financing, customers, technology, and human resources.

Reflect’s industry is currently composed of a large number of relatively small businesses, no single one of which is dominant. Accordingly, Reflect believes that substantial consolidation may occur in Reflect’s industry in the near future. If Reflect does not play a positive role in that consolidation, either as a leader or as a participant whose capability is merged into a larger entity, Reflect may be left out of this process, with product offerings of lesser value and diversity compared with those of Reflect’s competitors. Moreover, even if Reflect leads the consolidation process, the market may not validate the decisions Reflect makes in that process.

Reflect’s success depends on Reflect’s digital signage technologies achieving and maintaining widespread acceptance in Reflect’s targeted markets.

Reflect’s success will depend to a large extent on broad market acceptance of Reflect’s digital signage technologies among Reflect’s current and prospective customers. Reflect’s prospective customers may still not use its solutions for a number of other reasons, including preference for static advertising, lack of familiarity with Reflect’s technology, or preference for competing technologies. Reflect believes that the acceptance of Reflect’s digital signage technologies by prospective customers will depend primarily on the following factors:

●	Reflect’s ability to demonstrate the economic and other benefits attendant to Reflect’s digital signage offerings;

●	Reflect’s customers becoming comfortable with using Reflect’s digital signage technologies; and

●	the reliability of Reflect’s digital signage technologies.

Reflect’s digital signage technologies are complex and must meet stringent user requirements. Some undetected errors or defects may only become apparent as new functions are added to Reflect’s technologies and products. The need to repair or replace products with design or manufacturing defects could temporarily delay the sale of new products and adversely affect Reflect’s reputation. Delays, costs and damage to Reflect’s reputation due to product defects could harm its business.

Reflect’s continued growth and financial performance could be adversely affected by the loss of several key customers.

Reflect’s largest customers account for a significant portion of Reflect’s total revenue on a consolidated basis. Reflect had four customers that accounted for 69.5% and 71.8% of revenue for the nine months ended September 30, 2021 and the year ended December 31, 2020, respectively.

Decisions by one or more of these key customers to not renew, terminate or substantially reduce their use of Reflect’s products, technology, services, and platform could substantially slow Reflect’s revenue growth and lead to a decline in revenue.

If Reflect does not manage its growth effectively, the quality of Reflect’s platform and solutions may suffer, and its business, results of operations and financial condition may be adversely affected.

The continued growth in Reflect’s business may place demands on its infrastructure and its operational, managerial, administrative and financial resources. Reflect’s success will depend on the ability of Reflect’s management to manage growth effectively. Among other things, this will require Reflect at various times to:

●	strategically invest in the development and enhancement of Reflect’s platform;

●	improve coordination among Reflect’s engineering, product, operations and other support organizations;

●	manage multiple relationships with various partners, customers and other third parties;

●	develop Reflect’s operating, administrative, legal, financial and accounting systems and controls; and

●	recruit, hire, train and retain personnel, especially those possessing extensive engineering skills and experience in complex technologies, of which there is limited supply and increasing demand.

If Reflect does not manage its growth well, the efficacy and performance of Reflect’s platform may suffer, which could harm Reflect’s reputation and reduce demand for Reflect’s platform and solutions. Failure to manage future growth effectively could have an adverse effect on Reflect’s business, results of operations and financial condition.

Changes in a shift in product mix can have a significant impact on Reflect’s gross margins.

Certain of Reflect’s products have higher gross profit margins than others. Consequently, changes in the product mix of Reflect’s sales from quarter-to-quarter or from year-to-year could have a significant impact on Reflect’s reported gross margins.

It is common for Reflect’s current and prospective customers to take a long time to evaluate Reflect’s products, most especially during economic downturns that affect Reflect’s customers’ businesses, including as a result of the COVID-19 pandemic. The lengthy and variable sales cycle makes it difficult to predict Reflect’s operating results.

It is difficult for Reflect to forecast the timing and recognition of revenue from sales of Reflect’s products and services because Reflect’s actual and prospective customers often take significant time to evaluate Reflect’s products before committing to a purchase. Even after making their first purchases of Reflect’s products and services, existing customers may not make significant purchases of those products and services for a long period of time following their initial purchases, if at all. The period between initial customer contact and a purchase by a customer may be years with potentially an even longer period separating initial purchases and any significant purchases thereafter. During the evaluation period, prospective customers may decide not to purchase or may scale down proposed orders of Reflect’s products for various reasons, including:

●	reduced need to upgrade existing visual marketing systems;

●	introduction of products by Reflect’s competitors;

●	lower prices offered by Reflect’s competitors; and

●	changes in budgets and purchasing priorities.

Reflect’s prospective customers routinely require education regarding the use and benefit of Reflect’s products. This may also lead to delays in receiving customers’ orders.

Reflect is subject to payment-related risks if customers dispute or do not pay their invoices, and any decreases or significant delays in payments could have a material adverse effect on Reflect’s business, results of operations and financial condition.

Reflect may have customers who are adversely impacted by economic or market conditions or otherwise have credit issues. Accordingly, in certain cases, customers have been unable to timely make payments, and Reflect has suffered losses.

If Reflect is unable to collect customers’ fees on a timely basis or at all, Reflect could incur write-offs for bad debt, which could have a material adverse effect on Reflect’s results of operations for the periods in which the write-offs occur. In the future, bad debt may exceed reserves for such contingencies, and Reflect’s bad debt exposure may increase over time. Any increase in write-offs for bad debt could have a materially negative effect on Reflect’s business, financial condition and operating results. Even if Reflect is not paid by its customers on time or at all, Reflect may still be obligated to pay for the cloud services resources that Reflect has purchased in order to meet customer demands, and, consequently, Reflect’s results of operations and financial condition would be adversely impacted.

Reflect’s industry is characterized by frequent technological change. If Reflect is unable to adapt Reflect’s products and services and develop new products and services to keep up with these rapid changes, Reflect will not be able to obtain or maintain market share.

The market for Reflect’s products and services is characterized by rapidly changing technology, evolving industry standards, changes in customer needs, heavy competition and frequent new product and service introductions. If Reflect fails to develop new products and services or modify or improve existing products and services in response to these changes in technology, customer demands or industry standards, Reflect’s products and services could become less competitive.

Reflect must respond to changing technology and industry standards in a timely and cost-effective manner. Reflect may not be successful in using new technologies, developing new products and services or enhancing existing products and services in a timely and cost-effective manner. Furthermore, even if Reflect successfully adapts its products and services, these new technologies or enhancements may not achieve market acceptance.

Reflect’s proprietary platform architectures and software underlying certain of its services are complex and may contain unknown errors in design or implementation that could result in system performance failures or inability to scale.

The platform architecture, software and integration layers underlying Reflect’s proprietary platforms, Reflect’s contract administration, procurement, timekeeping, content and network management, network services, device management, virtualized services, software automation and other tools, and back-end services are complex and include specially developed software and code. This software and code are developed internally, licensed from third parties, or integrated by in-house personnel and third parties. Any of the system architecture, system administration, integration layers, software or code may contain errors, or may be implemented or interpreted incorrectly, particularly when they are first introduced or when new versions or enhancements to Reflect’s tools and services are released. Consequently, Reflect’s systems could experience performance failure, or Reflect may be unable to scale Reflect’s systems, which may:

●	adversely impact Reflect’s relationship with customers and others who experience system failure, possibly leading to a loss of affected and unaffected customers;

●	increase Reflect’s costs related to product development or service delivery; or

●	adversely affect Reflect’s revenues and expenses.

Reflect competes with other companies that have more resources, which puts Reflect at a competitive disadvantage.

The market for digital signage technologies is generally highly competitive and Reflect expects competition to increase in the future. Some of Reflect’s competitors or potential competitors may have significantly greater financial, technical and marketing resources than Reflect. These competitors may be able to respond more rapidly than Reflect can to new or emerging technologies or changes in customer requirements. They may also devote greater resources to the development, promotion and sale of their products than Reflect.

Reflect expects competitors to continue to improve the performance of their current products and to introduce new products, services and technologies. Successful new product and service introductions or enhancements by Reflect’s competitors could reduce sales and the market acceptance of Reflect’s products and services, cause intense price competition or make Reflect’s products and services obsolete. To be competitive, Reflect must continue to invest significant resources in research and development, sales and marketing and customer support. If Reflect does not have sufficient resources to make these investments or are unable to make the technological advances necessary to be competitive, Reflect’s competitive position will suffer. Increased competition could result in price reductions, fewer customer orders, reduced margins and loss of market share. Reflect’s failure to compete successfully against current or future competitors could adversely affect Reflect’s business and financial condition.

Reflect may need additional capital in the future to meet its financial obligations and to pursue its business objectives and anticipated growth. Additional capital may not be available on favorable terms, or at all, which could compromise Reflect’s ability to meet Reflect’s financial obligations and grow Reflect’s business.

Reflect may need to raise additional capital to fund operations in the future or to finance business objectives and anticipated growth. Such additional capital may not be available on favorable terms or at all. Lack of sufficient capital resources could significantly limit Reflect’s ability to meet its financial obligations or to take advantage of business, strategic and growth opportunities. Any debt financing Reflect secures in the future could involve restrictive covenants relating to Reflect’s capital raising activities and other financial and operational matters, which may make it more difficult for Reflect to obtain additional capital and to pursue business opportunities, including potential acquisitions. If Reflect is unable to obtain adequate financing or financing on terms satisfactory to Reflect when Reflect requires it, Reflect may be required to delay, reduce the scope of, or eliminate material parts of its business strategy, including development of new technologies, internal growth and geographic expansion.

Reflect’s future success depends on key personnel and Reflect’s ability to attract and retain additional personnel.

If Reflect fails to retain its key personnel or to attract, retain and motivate other qualified employees, Reflect’s ability to maintain and develop its business may be adversely affected. Reflect’s future success depends significantly on the continued service of Reflect’s key development engineers, sales and senior management personnel and their ability to execute Reflect’s growth strategy. The loss of the services of Reflect’s key employees could harm its business. Reflect may be unable to retain Reflect’s employees or to attract, assimilate and retain other highly qualified employees who could migrate to other employers who offer competitive or superior compensation packages.

Labor shortages or increases in labor costs could adversely impact Reflect’s business and results of operations.

Reflect relies heavily on its employees and any shortage of qualified labor could adversely affect its business. If Reflect is not successful in its recruiting and retention efforts due to general labor shortages or otherwise, Reflect could encounter a shortage of qualified employees in future periods. Any such shortage would decrease Reflect’s ability to serve its customers effectively. Such a shortage may also require Reflect to pay higher wages for employees and incur a corresponding reduction in its profitability. Improvements in the economy and labor markets also could impact Reflect’s ability to attract and retain key personnel. Rising wages across an improving economy could increase the competition among employers for a scarce labor force and make it difficult for Reflect to attract and retain key personnel.

Reflect’s reliance on information management and transaction systems to operate its business exposes Reflect to cyber incidents, hacking of its sensitive information and security breaches.

Effective information security internal controls are necessary for Reflect to protect its sensitive information from illegal activities and unauthorized disclosure in addition to denial of service attacks and corruption of Reflect’s data. In certain cases, Reflect relies on the information security internal controls maintained by Reflect’s outsourced service provider. Breaches of Reflect’s information management system could also adversely affect Reflect’s business reputation. Finally, significant information system disruptions could adversely affect Reflect’s ability to effectively manage operations or reliably report results.

Because Reflect’s technology, products, platform, and services are complex and are deployed in and across complex environments, they may have errors or defects that could seriously harm Reflect’s business.

Reflect’s technology, proprietary platforms, products and services are complex and are designed to operate in and across data centers, large and complex networks, and other elements of the digital media workflow that Reflect does not own or control. On an ongoing basis, Reflect needs to perform proactive maintenance services on its platform and related software services to correct errors and defects. In the future, there may be additional errors and defects in Reflect’s software that may adversely affect its services. If Reflect is unable to efficiently and cost-effectively fix errors or other problems that may be identified, Reflect could experience loss of revenues and market share, damage to its reputation, increased expenses and legal actions by its customers.

Reflect’s third party service providers may have insufficient network or server capacity or connectivity issues, which could result in interruptions in Reflect’s services and loss of revenues.

Reflect’s operations are dependent in part upon: network capacity provided by third-party telecommunications networks; data center services provider owned and leased infrastructure and capacity; and adequate internet connectivity at customer locations. Collectively, this infrastructure, equipment, and capacity must be sufficiently robust to handle all of Reflect’s customers’ web-traffic, particularly in the event of unexpected surges in high-definition video traffic and network services incidents. Reflect’s service providers may not be adequately prepared for unexpected increases in bandwidth and related infrastructure demands from Reflect’s customers. In addition, the bandwidth Reflect has contracted to purchase may become unavailable for a variety of reasons, including payment disputes, outages, or such service providers going out of business. Any failure of these service providers or Reflect’s own infrastructure to provide the capacity Reflect requires, due to financial or other reasons, may result in a reduction in, or interruption of, service to Reflect’s customers, leading to an immediate decline in revenue and possible additional decline in revenue as a result of subsequent customer losses.

Reflect’s business operations are susceptible to interruptions caused by events beyond Reflect’s control.

Reflect’s business operations are susceptible to interruptions caused by events beyond Reflect’s control. Reflect is vulnerable to the following potential problems, among others:

●	Reflect’s platform, technology, products, and services and underlying infrastructure, or that of Reflect’s key suppliers, may be damaged or destroyed by events beyond Reflect’s control, such as fires, tornadoes, floods, power outages or telecommunications failures;

●	Reflect and its customers and/or partners may experience interruptions in service as a result of the accidental or malicious actions of Internet users, hackers or current or former employees;

●	Reflect may face liability for transmitting viruses to third parties that damage or impair their access to computer networks, programs, data or information, and eliminating computer viruses and alleviating other security problems may require interruptions, delays or cessation of service to Reflect’s customers; and

●	failure of Reflect’s systems or those of its suppliers may disrupt service to Reflect’s customers (and from Reflect’s customers to their customers), which could materially impact Reflect’s operations (and the operations of Reflect’s customers), adversely affect Reflect’s relationships with Reflect’s customers and lead to lawsuits and contingent liability.

The markets in which Reflect operates are rapidly evolving, and Reflect may be unable to compete successfully against existing or future competitors to its business.

The market in which Reflect operates is becoming increasingly competitive. Reflect’s current competitors generally include general digital signage companies, specialized digital signage operators targeting certain vertical markets (e.g., financial services), content management software companies, or integrators and vertical solution providers who develop single implementations of content distribution, digital signage technology, and related services. These competitors, including future new competitors who may emerge, may be able to develop a comparable or superior solution capabilities, software platform, technology stack, and/or series of services that provide a similar or more robust set of features and functionality than the technology, products and services Reflect offers. If this occurs, Reflect may be unable to grow and its profitability could be adversely impacted.

Whether or not Reflect has superior products, many of these current and potential future competitors have a longer operating histories in their current respective business areas and greater market presence, brand recognition, engineering and marketing capabilities, and financial, technological and personnel resources than Reflect does. Existing and potential competitors with an extended operating history, even if not directly related to Reflect’s business, have an inherent marketing advantage because of the reluctance of many potential customers to entrust key operations to a company that may be perceived as new, emerging or unproven. In addition, Reflect’s existing and potential future competitors may be able to use their extensive resources to:

●	develop and deploy new products and services more quickly and effectively than Reflect can;

●	develop, improve and expand their platforms and related infrastructures more quickly than Reflect can;

●	reduce costs, particularly hardware costs, because of discounts associated with large volume purchases and longer-term relationships and commitments;

●	offer less expensive products, technology, platform, and services as a result of a lower cost structure, greater capital reserves or otherwise;

●	adapt more swiftly and completely to new or emerging technologies and changes in customer requirements;

●	take advantage of acquisition and other opportunities more readily; and

●	devote greater resources to the marketing and sales of their products, technology, platform and services.

If Reflect is unable to compete effectively in Reflect’s various markets, or if competitive pressures place downward pressure on the prices at which Reflect offers, its products and services, Reflect’s business, financial condition and results of operations may suffer.

RISKS RELATED TO CYBER SECURITY AND INTELLECTUAL PROPERTY

Reflect is subject to cyber security risks and interruptions or failures in Reflect’s information technology systems and will likely need to expend additional resources to enhance Reflect’s protection from such risks. Notwithstanding Reflect’s efforts, a cyber incident could occur and result in information theft, data corruption, operational disruption and/or financial loss.

Reflect depends on digital technologies to process and record financial and operating data and rely on sophisticated information technology systems and infrastructure to support Reflect’s business, including process control technology. At the same time, cyber incidents, including deliberate attacks, have increased. The U.S. government has issued public warnings that indicate that energy assets might be specific targets of cyber security threats. Reflect’s technologies, systems and networks and those of Reflect’s vendors, suppliers and other business partners may become the target of cyberattacks or information security breaches that could result in the unauthorized release, gathering, monitoring, misuse, loss or destruction of proprietary and other information, or other disruption of business operations. In addition, certain cyber incidents, such as surveillance, may remain undetected for an extended period. Reflect’s systems for protecting against cyber security risks may not be sufficient. As the sophistication of cyber incidents continues to evolve, Reflect will likely be required to expend additional resources to continue to modify or enhance Reflect’s protective measures or to investigate and remediate any vulnerability to cyber incidents. Additionally, any of these systems may be susceptible to outages due to fire, floods, power loss, telecommunications failures, usage errors by employees, computer viruses, cyber-attacks or other security breaches or similar events. The failure of any of Reflect’s information technology systems may cause disruptions in Reflect’s operations, which could adversely affect Reflect’s revenues and profitability.

Reflect’s business may be adversely affected by malicious applications that interfere with, or exploit security flaws in, Reflect’s products and services.

Reflect’s business may be adversely affected by malicious applications that make changes to Reflect’s customers’ computer systems and interfere with the operation and use of Reflect’s products or products that impact Reflect’s business. These applications may attempt to interfere with Reflect’s ability to communicate with its customers’ devices. The interference may occur without disclosure to or consent from Reflect’s customers, resulting in a negative experience that Reflect’s customers may associate with its products and services. These applications may be difficult or impossible to uninstall or disable, may reinstall themselves and may circumvent other applications’ efforts to block or remove them. The ability to provide customers with a superior digital signage technology experience is critical to Reflect’s success. If Reflect’s efforts to combat these malicious applications fail, or if Reflect’s products and services have actual or perceived vulnerabilities, there may be claims based on such failure or Reflect’s reputation may be harmed, which could damage its business and financial condition. Additionally, Reflect may need to spend more funds to protect against these risks.

A portion of Reflect’s business involves the use of software technology that Reflect has developed or licensed. Industries involving the ownership and licensing of software-based intellectual property are characterized by frequent intellectual-property litigation, and Reflect could face claims of infringement by others in the industry. Such claims could be costly and add uncertainty to Reflect’s operational results.

A portion of Reflect’s business involves Reflect’s ownership and licensing of software. This market space is characterized by frequent intellectual property claims and litigation. Reflect could be subject to claims of infringement of third-party intellectual-property rights resulting in significant expense and the potential loss of Reflect’s own intellectual property rights. From time to time, third parties may assert copyright, trademark, patent or other intellectual property rights to technologies that are important to Reflect’s business. Any litigation to determine the validity of these claims, including claims arising through Reflect’s contractual indemnification of Reflect’s business partners, regardless of their merit or resolution, would likely be costly and time consuming and divert the efforts and attention of Reflect’s management and technical personnel. If any such litigation resulted in an adverse ruling, Reflect could be required to:

●	pay substantial damages;

●	cease the development, use, licensing or sale of infringing products;

●	discontinue the use of certain technology; or

●	obtain a license under the intellectual property rights of the third party claiming infringement, which license may not be available on reasonable terms or at all.

RISKS RELATED TO GOVERNMENT REGULATION

Any actual or perceived failure by Reflect to comply with legal or regulatory requirements related to privacy or data security in one or multiple jurisdictions could result in proceedings, actions, or penalties against Reflect.

There are numerous state, federal and foreign laws, regulations, decisions and directives regarding privacy and the collection, storage, transmission, use, processing, disclosure, and protection of personally identifiable information and other personal, customer or other data, the scope of which is continually evolving and subject to differing interpretations. The restrictions imposed by these laws and regulations may limit the use and adoption of Reflect’s products, reduce overall demand for Reflect’s products, require Reflect to modify its data handling practices and impose additional costs and burdens. In addition, U.S. and international laws that have been applied to protect user privacy may be subject to evolving interpretations or applications in light of privacy developments. As a result, Reflect may be subject to significant consequences, including penalties and fines, for any failure to comply with such laws, regulations and directives.

The technology industry is subject to increasing scrutiny that could result in government actions that could negatively affect Reflect’s business.

Reflect may face claims relating to the information or content that is made available through its products. Though Reflect contractually requires its customers to represent that they will follow Reflect’s policies with respect to all information or content they upload to Reflect’s systems, Reflect may be exposed to potential liability if its customers do not enforce such policies. In particular, the nature of Reflect’s business may expose it to claims related to defamation, dissemination of misinformation or news hoaxes, discrimination, harassment, intellectual property rights, rights of publicity and privacy, personal injury torts, laws regulating hate speech or other types of content, and breach of contract, among others. The technology industry is subject to intense media, political and regulatory scrutiny, including legislation that could make digital signage less effective or limit the nature or scope of digital out of home advertising, which could negatively impact Reflect’s business.

Compliance with existing, new or modified laws and regulations could increase the cost of conducting Reflect’s business, limit the opportunities to increase Reflect’s revenues, or prevent Reflect from offering products. While Reflect has adopted policies and procedures designed to ensure compliance with applicable laws and regulations, there can be no assurance that Reflect’s employees, contractors or agents will not violate such laws and regulations. If Reflect is found to have violated laws and regulations, it could materially adversely affect Reflect’s reputation, financial condition and operating results. Reflect also could be harmed by government investigations, litigation, or changes in laws and regulations directed at Reflect’s customers, business partners, or suppliers in the technology industry that would have the effect of limiting Reflect’s ability to do business with those entities. There can be no assurance that Reflect’s business will not be materially adversely affected, individually or in the aggregate, by the outcomes of such investigations, litigation or changes to laws and regulations in the future.